EXHIBIT 99.1

NEWS RELEASE for March 28, 2005 at 5:00 PM EST

For Clarient, Inc. Contact:	For Applied Imaging Corp. Contact:
Stephen T. D. Dixon	Robin C. Stracey
Executive Vice President & CFO	President & Chief Executive Officer
(949) 443-3355	(408) 719-6459

Investors: Matt Clawson	Investors: Crocker Coulson, President
Media: Len Hall	CCG Investor Relations
Allen & Caron, Inc.	(818) 789-0100
(949) 474-4300	crocker.coulson@ccgir.com

CLARIENT (FORMERLY CHROMAVISION MEDICAL SYSTEMS) AND APPLIED IMAGING ANNOUNCE SETTLEMENT ENDING THE COMPANIES’ PATENT INFRINGEMENT LITIGATION

SAN JUAN CAPISTRANO, CA and SAN JOSE, CA (March 28, 2005)—Clarient, Inc. (NASDAQ: CLRT) and Applied Imaging Corp. (NASDAQ:AICX) today announced that the two companies have reached a settlement ending the companies’ patent infringement, unfair competition and misappropriation of trade secrets litigation.  Under the terms of the settlement, the two Companies have granted each other non-exclusive, worldwide licenses allowing use of their respective brightfield and fluorescent microscopy patent portfolios for pathology applications. Also, as part of the agreement, Clarient will assume non-exclusive distribution rights to Applied Imaging’s flagship Ariol® pathology workstation for select applications in drug discovery and development.

“We are extremely pleased that we were able to reach an agreement that acknowledges the validity of the two companies’ respective patent portfolios and mitigates the ongoing expense of the litigation process. This also validates Clarient’s ongoing strategy of making our advanced technology available to the medical community via licensing,” said Ron Andrews, CEO of Clarient. “This licensing agreement allows us to now focus our energies on expansion of the Image Analysis market using both Brightfield and Fluorescence technologies. Both companies believe that the advent of multiplex staining for IHC and Fluorescent techniques will predicate a growing need for image analysis for both the research and the clinical market. Our access to these technology portfolios will strengthen our position as this market develops.”

“This is a good agreement for both companies, and I am delighted that we can now put the prospect of further litigation behind us,” said Robin Stracey, president and CEO of Applied Imaging Corp. “Both companies can now refocus their energies on the important business of bringing advanced imaging and image analysis solutions to cancer researchers and clinicians. Since Clarient and Applied Imaging are both leaders in this field, reciprocal access to intellectual property and a more collaborative working relationship can only accelerate the development and adoption of more powerful new tools for understanding and diagnosing diseases.”

About Applied Imaging

Applied Imaging Corp., based in San Jose, California, is a leading supplier of automated imaging and image analysis systems for the detection and characterization of chromosomes and molecular markers in genetics and cancer applications. The Company markets a wide range of imaging and image analysis systems for fluorescence and brightfield microscopy, including the Company’s Ariol®, SPOT™ and CytoVision® product families. Applied Imaging has installed over 4,000 systems in over 1000 laboratories in more than 60 countries.  The Company is also developing a system for the detection, quantification and characterization of circulating tumor cells from the blood of cancer patients. More information about Applied Imaging can be found at www.aicorp.com.

About Clarient, Inc.

Clarient provides market leading technologies, services and expert support for the characterization, assessment and treatment of cancer, leading to more accurate diagnoses by pathologists, more confident treatment decisions by oncologists, a more efficient way to identify and develop pharmaceuticals and, ultimately, better outcomes for patients.  A majority-owned subsidiary of Safeguard Scientifics, Inc., Clarient was formed in 1997 to develop and market the Automated Cellular Imaging System (ACIS).  This digital imaging and assessment system allowed pathologists, for the first time, to obtain reliable, reproducible quantitative results for a broad range of slide-based diagnostic tests. In 2005, the ACIS and other leading diagnostic technologies, such as flow cytometry and genetic testing, were brought in-house to a state-of-the-

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art diagnostic laboratory and surrounded by a team of premier cancer specialists, forming the Clarient laboratory services business.  This facility and the Clarient team support the efforts of pathologists and the biopharmaceutical industry as a central resource for cancer diagnostics, disease interpretation, remote pathology, and contract research operations.

Clarient’s mission is to provide critical information to clinicians that will improve the quality and reduce the cost of patient care, and speed drug discovery.  Many of the top clinical laboratories, hospitals, university medical centers and biopharmaceutical companies in the United States and Europe are currently using Clarient technology and services.  ChromaVision and ACIS are registered trademarks of Clarient.  For more information, visit www.clarientinc.com.

About Safeguard Scientifics, Inc.

Safeguard Scientifics, Inc. (NYSE: SFE) is a committed strategic growth partner for companies in the Time-to-Volume stage of development.  Time-to-Volume companies are those that are generating revenues from a commercially viable product or service, but are facing new challenges as they scale their businesses to meet market opportunities.  Focused primarily on the information technology and life sciences sectors, Safeguard generally acquires majority ownership interests in companies at this stage of growth.  In addition to expansion capital, Safeguard provides its companies a wide range of operating and managerial expertise to drive their successful growth to become market leaders.  For more information about Safeguard and its strategy, visit www.safeguard.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, regarding, among other matters, the anticipated business benefits of this agreement, the outlook for Applied Imaging’s Ariol® system and its applications, Applied Imaging’s ability to succeed in the clinical genetics and pathology markets, the success of ongoing clinical trials and future development of additional applications targeted at cancerous conditions. Forward looking statements address matters that are subject to a number of risks, uncertainties and other factors, which are detailed in the Company’s periodic filings with the Securities and Exchange Commission. Such risks, uncertainties and other factors include, but are not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors Affecting Future Results,” in Applied Imaging’s annual report on Form 10-K for the year ended December 31, 2003. The forward-looking statements are made as of March 28, 2005, and Applied Imaging is under no obligation to revise or update these statements.

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty.  Future events and the Company’s actual results could differ materially from the results reflected in these forward-looking statements.  Factors that might cause such a difference include, but are not limited to, the Company’s ability to successfully implement its plans to change its name, to reorganize itself into separate business units and to continue to expand its offerings of cancer diagnostic laboratory services, biopharma services and in-sourcing of the Company’s Access remote pathology program, the performance and acceptance of the Company’s system in the market place, the Company’s ability to expand and maintain a successful sales and marketing organization, continuation of favorable third party payer reimbursement for tests performed using the Company’s system, the ability to obtain additional financing for its business on favorable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in developing any new software applications, failure to obtain FDA clearance or approval for particular applications, the Company’s ability to compete with other technologies and with emerging competitors in cell imaging and dependence on third parties for collaboration in developing new tests and in distributing the Company’s systems and tests performed on the system, and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Recent experience with respect to ACIS placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above.

The company does not assume any obligation to update any forward-looking statements or other information contained in this document.

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